Exhibit 10.3

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of September 26, 2013 (this “Agreement”), between Igloo Holdings Corporation, a Delaware (the “Company”), and the individual named on the signature page hereto (the “Executive”).

WHEREAS, the Executive desires to subscribe for and acquire from the Company, and the Company desires to issue and sell to the Executive shares of Company common stock, par value $0.01 per share (the “Company Common Stock”) upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

I	SUBSCRIPTION.

1.1. Purchase of Company Common Stock. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Executive hereby subscribes for and agrees to acquire, and the Company agrees to issue and sell to the Executive, on or promptly following the date hereof, the number of shares of Company Common Stock set forth on the signature page hereto (the “Executive Shares”), at a purchase price of $1.16 per share of Company Common Stock, for total Executive Share consideration (the “Total Consideration”) comprised of (i) the aggregate cash amount (the “Total Cash Amount”) set forth on the signature page hereto and (ii) a promissory note, dated the date hereof and in the form set forth as Exhibit A hereto (the “Promissory Note”), from the Executive to the Company in an aggregate principal amount set forth on the signature page hereto (the “Total Promissory Note Amount”). In connection with the purchase of the Executive Shares, the Executive agrees to deliver the Total Cash Amount and the Promissory Note to the Company.

1.2. Execution of Shareholders Agreement. Concurrently with the execution and delivery of this Agreement, the Executive agrees to execute that certain Shareholders Agreement dated as of the July 29, 2010, by and among the Company, certain of its investors, Interactive Data Corporation, and Igloo Intermediate Corporation, as the same may be amended and/or restated from time to time (the “Shareholders Agreement”).

1.3. Legends. Each outstanding certificate representing Executive Shares shall bear legends reading substantially as set forth in Section 2.1(b) of the Shareholders Agreement.

1.4. Representations and Warranties of the Company. The Company represents and warrants to the Executive that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and the agreements contemplated hereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the agreements contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery thereof by the Executive, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or in law).

(b) The execution, delivery and performance by the Company of this Agreement and the agreements contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Company or its properties or assets; (ii) violate the provisions of the certificate of incorporation or bylaws of the Company, as amended to date; or (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Company or its properties or assets.

(c) No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by the Company, in order (x) for this Agreement to constitute a legal, valid and binding obligation of the Company or (y) to authorize or permit the consummation by the Company of the issuance of the Executive Shares.

(d) The Executive Shares, when issued and delivered in accordance with the terms hereof and upon receipt of payment required to be made hereunder, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any mortgage, pledge, security interest, claim, encumbrance, lien or charge of any kind, except as may be otherwise set forth in the Shareholders Agreement.

1.5. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that:

(a) He or she is competent to, and has sufficient capacity to, execute and deliver this Agreement, the Promissory Note and the other agreements contemplated hereby and to perform his or her obligations hereunder and thereunder. This Agreement, the Promissory Note and the other agreements contemplated hereby have been duly executed and delivered by the Executive and the Promissory Note, the other agreements contemplated hereby and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitute the valid and binding obligations of the Executive, enforceable against the Executive in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b) The execution, delivery and performance by the Executive of this Agreement, the Promissory Note and the other agreements contemplated hereby and the consummation by the Executive of the transactions contemplated hereby and thereby does not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to the Executive or his or her properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to the Executive or his or her properties or assets; or (iii) result in any breach of any terms or conditions, or constitute a default under, any contract, agreement or instrument to which the Executive is a party or by which the Executive or his or her properties or assets are bound.

(c) The Executive has been advised by the Company and understands that (i) the offer and sale of the Company Common Stock has not been registered under the Securities Act or the laws of any state or any other securities laws; (ii) the Company Common Stock must be held indefinitely and the Executive must continue to bear the economic risk of the investment in the Company Common Stock unless the offer and sale of such Company Common Stock are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available; (iii) there is no established market for the Company Common Stock and it is not anticipated that there will be any public market for the Company Common Stock in the foreseeable future; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Company Common Stock are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Company Common Stock.

(d) The Executive is not married, or, if the Executive is married, the spouse of such Executive has executed and delivered to the Company the Spousal Consent in the form attached hereto as Exhibit B.

(e) The Executive’s financial situation is such that the Executive can afford to bear the economic risk of holding the Company Common Stock for an indefinite period of time, has adequate means for providing for the Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of the Executive’s investment in the Company Common Stock.

(f) The Executive’s knowledge and experience in financial and business matters is such that the Executive is capable of evaluating the merits and risks of the investment in the Company Common Stock.

(g) The Executive understands that the Company Common Stock are a speculative investment which involves a high degree of risk of loss of the Executive’s investment therein, there are substantial restrictions on the transferability of the

Company Common Stock and, on the date hereof and for an indefinite period following the date hereof, there will be no public market for the Company Common Stock and, accordingly, it may not be possible for the Executive to liquidate the Executive’s investment in case of emergency, if at all.

(h) The Executive is acquiring the securities of the Company for his, her or its own account and not with a view to, or for sale in connection with, any distribution of securities.

(i) The Executive has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its subsidiaries, the Company’s organizational documents, the Shareholders Agreement and the terms and conditions of the purchase of the Company Common Stock and to obtain any additional information which the Executive deems necessary.

(j) All information the Executive has provided to the Company and the Company’s representatives concerning the Executive and the Executive’s financial position is complete and correct in all material respects as of the date of this Agreement.

1.6. Repurchase Rights. Solely with respect to the Repurchase Rights (as defined in the Igloo Holdings Corporation 2010 Stock Incentive Plan, as amended from time to time (the “Plan”)), the Executive Shares shall be deemed to have been acquired pursuant to the Plan and shall be subject to Section 9 of the Plan; provided, however, that (i) for purposes of Section 9 of the Plan, a Termination (as defined in the Plan) for Good Reason (as defined in the Executive’s Employment Agreement with Interactive Data Corporation, dated September 12, 2013 (the “Employment Agreement”)) shall be treated as a Termination by the Employer (as defined in the Plan) without Cause (as defined in the Employment Agreement), and (ii) such Repurchase Right shall expire on the earliest to occur of the expiration of the Repurchase Right Exercise Period and a Change in Control (as defined in the Plan).

1.7. Material Breach Event. In the event a Material Breach Event (as defined below) occurs, at any time thereafter upon delivery of written notice by the Company, (i) the Executive shall be obligated to deliver promptly (and, in any event, no later than five (5) business days after delivery of such notice) to the Company in immediately available funds to an account designated by the Company in such notice the excess, if any, of (x) the aggregate gross proceeds previously received by the Executive (or his transferee) from the Company or any other Person or Group (as defined in the Plan) in connection with the transfer by the Executive or any transferees of any Executive Shares prior to the date of such Material Breach Event over (y) the original purchase price paid by the Executive for such Executive Shares, and (ii) the Company shall have the right, at any time thereafter, to repurchase the Executive Shares at a price per share equal to the lesser of (x) the original purchase price paid by the Executive for such Executive Shares (adjusted to reflect any events described in Section 11 of the Plan, including any dividends or distributions received by Executive in respect of such Executive Shares) and (y) the Fair Market Value on the date that the Company exercises its repurchase right pursuant to this clause (ii). The Company may assign its repurchase right pursuant to clause (ii) of the previous sentence to the Sponsors in accordance with Section 9(e) of the Plan. For purposes of this Agreement, the term “Material Breach Event” shall mean the Executive’s material breach of the Non-Interference Agreement (as defined in the Employment Agreement).

II	MISCELLANEOUS.

2.1. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile, when received, addressed as follows to the Company and the Executive, or to such other address as may be hereafter notified by the parties hereto:

(a) If to the Company, to it at the following address:

c/o Interactive Data Corporation

2 Crosby Drive

Bedford, Massachusetts 01730-1402

Attn:    Chief Financial Officer

Telephone: (781) 687-8500

Fax: (781) 687-8005

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn:    David E. Rubinsky

Telephone: (212) 455-2493

Fax: (212) 455-2502

(b) If to the Executive, to him or her at his or her address or facsimile number set forth on the signature page hereto.

2.2. Governing Law and Jurisdiction. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR DELAWARE, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN DELAWARE, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT

ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

2.3. Successors and Assigns. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors.

2.4. Limitation on Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Any assignment or delegation in derogation of this provision shall be null and void.

2.5. Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.6. Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

2.7. Survival. The representations and warranties contained herein will survive the transactions contemplated by this Agreement.

2.8. Amendments and Waivers. No amendment, modification or supplement to the Agreement shall be enforced against any party unless such amendment, modification or supplement is in writing and signed by the Company and the Executive. Any waiver by any party of any term of this Agreement shall not operate as or be construed to be a waiver of any other term of this Agreement. Any waiver must be in writing and signed by the party charged therewith.

2.9. Integration. This Agreement, the Shareholders Agreement and the documents referred to herein and therein or delivered pursuant hereto or thereto contain the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter. There are no third party beneficiaries having rights under or with respect to this Agreement.

2.10. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

2.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

IGLOO HOLDINGS CORPORATION

By:	/s/ Vincent A. Chippari
	Name:	Vincent A. Chippari
	Title:	Treasurer

PARTICIPANT:

/s/ Stephen Daffron
Name:	Stephen Daffron

Address:

Telephone:
Fax:

Total Consideration:	$9,999,999.24

Total Cash Amount:	$4,999,999.24

Total Promissory Note Amount:	$5,000,000.00

Purchased Shares:	8,620,689

Exhibit A

Promissory Note

Exhibit B

Form of Spousal Consent

SPOUSAL CONSENT

In consideration of the execution of that certain Subscription Agreement, dated as of September 26, 2013 (the “Agreement”), by and between Igloo Holdings Corporation, a Delaware corporation, and Stephen Daffron (“Executive”), I, Linda Ann (Baran) Daffron, the spouse of Executive, have read and approve of the provisions of the Agreement, the Promissory Note, and the Shareholders Agreement and do hereby join with my spouse in executing the Agreement and agree to be bound by and accept the provisions of the Agreement, and the Shareholders Agreement in lieu of all other interests I may have in the shares and securities subject thereto, whether the interest may be community property or otherwise.

Dated as of September 26, 2013	/s/ Linda Ann Daffron
	Name:	Linda Ann (Baran) Daffron